Exhibit 10.5

Non-Employee Director Version

CUBIC CORPORATION

2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND
RESTRICTED STOCK UNIT AWARD AGREEMENT

Cubic Corporation, a Delaware corporation (the “Company”), pursuant to its 2015 Equity Incentive Plan (the “Plan”), hereby grants to the participant listed below (“Participant”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”) with respect to the number of shares of the Company’s Common Stock (the “Shares”) indicated below. Each RSU is hereby granted in tandem with a corresponding dividend equivalent, as further described in Article II of the Restricted Stock Unit Agreement (the “Dividend Equivalents”).  This award for Restricted Stock Units and the corresponding Dividend Equivalents (this “Award”) is subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”) and in the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Unit Agreement.

Participant:

Grant Date:

Total Number of RSUs:

Distribution Schedule:

Subject to the terms of the Restricted Stock Unit Agreement, the RSUs (and their corresponding Dividend Equivalents) shall be distributable in accordance with Section 1.1 of the Restricted Stock Unit Agreement.

Vesting Schedule:	Subject to the terms of the Restricted Stock Unit Agreement, the RSUs shall vest as set forth on Exhibit B to this Grant Notice.

By electronically accepting this Grant Agreement, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Grant Notice.  Participant has reviewed the Restricted Stock Unit Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Agreement and the Plan.  Participant has been provided with a copy or electronic access to a copy of the prospectus for the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board (or any Committee to which administration of the Plan has been delegated by the Board) upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Unit Agreement.  The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and the Restricted Stock Unit Agreement, the terms of the Plan shall control.

Participant acknowledges that his or her acceptance of the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Grant Notice by his or her electronic acceptance of the Grant Agreement is a condition to the receipt of this Award.  As a result, unless otherwise determined by the Board (or any Committee to which administration of the Plan has been delegated by the Board), in the event Participant does not electronically accept this Grant Notice within ninety (90) days of the Grant Date, this Award shall be forfeited and Participant shall have no further rights thereto.

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, the Company has granted to Participant the right to receive the number of RSUs set forth in the Grant Notice, and their corresponding Dividend Equivalents pursuant to Article II, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan.

ARTICLE I

AWARD OF RESTRICTED STOCK UNITS

1.1                               Award of Restricted Stock Units.

(a)                                 Award. In consideration of Participant’s continued service with the Company or any Affiliate thereof and for other good and valuable consideration, the Company hereby grants to Participant the right to receive the number of RSUs set forth in the Grant Notice and their corresponding Dividend Equivalents pursuant to Article II, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan. Prior to actual issuance of any Shares, the RSUs, the Dividend Equivalents and the Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b)                                 Vesting. The RSUs subject to the Award shall vest in accordance with the Vesting Schedule set forth in Exhibit B to the Grant Notice. Unless and until the RSUs have vested in accordance with the Vesting Schedule set forth in the Grant Notice, Participant will have no right to any distribution with respect to such RSUs.  Unless otherwise provided in Exhibit B to the Grant Notice, in the event of Participant’s termination of Continuous Service prior to the vesting of all of the RSUs, any unvested RSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company.

(c)                                  Distribution of RSUs.

(i)                                     Shares of Common Stock shall be distributed to Participant (or in the event of Participant’s death, to his or her estate) with respect to Participant’s vested RSUs within ten (10) days following the date on which such RSUs vest as specified in the Vesting Schedule set forth in Exhibit B to the Grant Notice (or, in the event the vesting date is the date of a Change in Control, the RSUs (and their corresponding Dividend Equivalents) shall be settled immediately prior to such Change in Control), subject to the terms and provisions of the Plan and this Agreement.

(ii)                                  All distributions of the RSUs shall be made by the Company in the form of whole shares of Common Stock.

(iii)                               Neither the time nor form of distribution of Common Stock with respect to the RSUs and the Dividend Equivalents may be changed, except as may be permitted by the Board (or any Committee to which administration of the Plan has been delegated by the Board) in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder.

(d)                                 Generally. Shares issued under the Award shall be issued to Participant or Participant’s beneficiaries, as the case may be, at the sole discretion of the Board (or any Committee to which administration of the Plan has been delegated by the Board), in either (i) uncertificated form, with the Shares recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement; or (ii) certificate form.  In no event will fractional shares be issued upon settlement of the Award.  In lieu of any fractional Share, the Company shall make a cash payment to Participant equal to the Fair Market Value of such fractional Share on the date the RSUs and the Dividend Equivalents are settled pursuant to this Section 1.1.

1.2                               Tax Withholding. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs or any cash payment in respect of the Dividend Equivalents to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting of the RSUs, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the RSUs or settlement of the Dividend Equivalents.

ARTICLE II

DIVIDEND EQUIVALENTS

2.1                               Grant of Dividend Equivalents.  The Company hereby grants to Participant an award of Dividend Equivalents as set forth in this Article II (the “Dividend Equivalents”), subject to all of the terms and conditions in this Agreement and the Plan.  The Dividend Equivalents hereunder shall remain outstanding from the Grant Date through the earlier to occur of (a) the termination or forfeiture for any reason of the RSU to which such Dividend Equivalent corresponds, or (b) the delivery to Participant of the shares of Common Stock underlying the RSU to which such Dividend Equivalent corresponds.  Participant shall not be entitled to any payment under a Dividend Equivalent with respect to any dividend with a record date that occurs prior to the Grant Date or after the termination of such RSU for any reason, whether due to payment, forfeiture or otherwise.  If any RSU linked to a Dividend Equivalent fails to vest and is forfeited for any reason, then (a) the linked Dividend Equivalent shall be forfeited as well, (b) any amounts otherwise payable in respect of such Dividend Equivalent shall be forfeited without payment, and (c) the Company shall have no further obligations in respect of such Dividend Equivalent.

2.2                               Payment of Dividend Equivalents.  Dividend Equivalents shall be paid in cash only on the number of shares of Common Stock underlying the RSUs that vest in accordance with this Agreement by determining the sum of the cash dividends paid or payable on such number of shares of Common Stock with respect to each record date that occurs between the Grant Date and the date on which the RSUs are settled pursuant to Section 1.1(c) (without any interest or compounding)The payment of cash in settlement of the Dividend Equivalents shall occur at the same time as the vested RSUs to which such Dividend Equivalents correspond are settled pursuant to Section 1.1(c).

2.3                               Separate Payments.  Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.

ARTICLE III

RESTRICTIONS

3.1                               Award and Interests Not Transferable. This Award, including the RSUs and the Dividend Equivalents awarded hereunder, may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares issuable pursuant to the Award have been issued, and all restrictions applicable to such Shares have lapsed. This Award and the rights and privileges conferred hereby, including the RSUs and the Dividend Equivalents awarded hereunder, shall not be liable for the debts, contracts or engagements of Participant or his or her successors in interest and shall not be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

3.2                               Rights as Stockholder. Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant shall have all the rights of a stockholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.

3.3                               Trading Restrictions.  The Company may establish periods from time to time during which Participant’s ability to engage in transactions involving the Company’s Common Stock is subject to specific restrictions (“Restricted Periods”).  Participant may be subject to restrictions giving rise to a Restricted Period for any reason that the Company determines appropriate, including, restrictions generally applicable to employees or directors or restrictions applicable to Participant during an investigation of allegations of misconduct or conduct detrimental to the Company or any Affiliate by Participant.

3.4                               Award Subject to Clawback.  This Award, including the RSUs and the Dividend Equivalents awarded hereunder, and any Shares issuable upon vesting of the RSUs or the cash issuable upon settlement of the Dividend Equivalents, are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time pursuant to laws or regulations, including without limitation, any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by applicable law.

3.5                               Conditions to Issuance of Shares or Settlement of Award.  The Company shall not be required to issue or deliver any Shares issuable upon the vesting of the RSUs or settle the Dividend Equivalents prior to the fulfillment of all of the following conditions:  (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Board (or any Committee to which administration of the Plan has been delegated by the Board) shall, in its sole and absolute discretion, deem necessary and advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Board (or any Committee to which administration of the Plan has been delegated by the Board) shall, in its absolute discretion, determine to be necessary or advisable, (d) the lapse of any such reasonable period of time following the date the RSUs vest as the Board (or any Committee to which administration of the Plan has been delegated by the Board) may from time to time establish for reasons of administrative convenience, and (e) the receipt by the Company of full payment of any applicable withholding tax in any manner permitted under Section 1.2 above.

ARTICLE IV

OTHER PROVISIONS

4.1                               No Right to Continued Employment, Service or Awards.

(a)                                 Nothing in the Plan, the Grant Notice, or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, except to the extent expressly provided otherwise in a written agreement between the Company or any Affiliate and Participant.

(b)                                 The grant of the Award is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future.  Future grants, if any, will be at the sole discretion of the Company.  In addition, the value of the Award is an extraordinary item of compensation outside the scope of any employment contract.  As such, the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the underlying Common Stock is unknown and cannot be predicted with certainty.

4.2                               Adjustments. Participant acknowledges that the Award, including the vesting of the Award and the number of Shares subject to the Award, is subject to adjustment in the discretion of the Board (or any Committee to which administration of the Plan has been delegated by the Board) upon the occurrence of certain events as provided in this Agreement and Section 11 of the Plan.

4.3                               Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s corporate headquarters or to the then-current email address for the Secretary of the Company, and any notice to be given to Participant shall be addressed to Participant at the most recent physical or email address for Participant listed in the Company’s personnel records. By a notice given pursuant to this Section 4.3, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.4                               Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5                               Governing Law; Venue; Severability. The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. The parties agree that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the Southern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in San Diego County, California) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection a party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Agreement shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

4.6                               Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the United States Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.7                               Tax Representations. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.8                               Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

4.9                               Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the RSUs, the Dividend Equivalents, the Plan and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.10                        Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board (or any Committee to which administration of the Plan has been delegated by the Board); provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall impair any rights or obligations under this Agreement in any material way without the prior written consent of Participant.

4.11                        Paperless Administration.  By accepting this Award, Participant hereby agrees to receive documentation related to the Award by electronic delivery, such as a system using an internet website or interactive voice response, maintained by the Company or a third party designated by the Company.

4.12                        Entire Agreement.  The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all oral, implied or written promises, statements, understandings, undertakings and agreements between the Company and Participant with respect to the subject matter hereof, or any other oral, implied or written promises, statements, understandings, undertakings or agreements by the Company or any of its representatives regarding equity awards to be awarded to Participant by the Company.

4.13                        Section 409A.

(a)                                 Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date, “Section 409A”). The Board (or any Committee to which administration of the Plan has been delegated by the Board) may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Board (or any Committee to which administration of the Plan has been delegated by the Board) determines are necessary or appropriate to comply with the requirements of Section 409A.

(b)                                 This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the Shares issuable pursuant to the RSUs and the cash issuable upon settlement of Dividend Equivalents corresponding thereto shall be distributed to Participant no later than the later of: (i) the fifteenth (15th) day of the third month following Participant’s first taxable year in which such RSUs are no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third month following first taxable year of the Company in which such RSUs are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A and any Treasury Regulations and other guidance issued thereunder.

(c)                                  For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.

EXHIBIT B

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

VESTING SCHEDULE

1.                                      Time-Based Vesting.  The RSUs shall vest in two (2) equal installments as follows:

First installment  —  October 1, 2015

Second installment  —  October 1, 2016

2.                                      Accelerated Vesting.  Notwithstanding the foregoing, the RSUs shall vest immediately (a) in the event Participant’s Continuous Service terminates as a result of his or her death or Disability, or (b) upon the occurrence of a Change in Control.

3.                                      Forfeiture.  Any portion of the Award and any RSUs which do not vest pursuant to Sections 1 or 2 above shall automatically and without further action be cancelled and forfeited by Participant, and Participant shall have no further right or interest in or with respect to such portion of the Award or RSUs.

B-1